SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 25, 2012

MERIDIAN BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Ohio	0-14902	31-0888197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No. )

3471 River Hills Drive, Cincinnati, Ohio	45244
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(513) 271-3700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On January 25, 2012, the Company issued a press release announcing its financial results for the fiscal quarter ended December 31, 2011.  A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    (e)           At the Annual Meeting of Shareholders of Meridian Bioscience, Inc. (the “Annual Meeting”), which was held on January 25, 2012, the shareholders of the Company approved the Meridian Bioscience, Inc. 2012 Stock Incentive Plan (the “2012 Plan”).  The 2012 Plan was unanimously approved by the Board of Directors on November 30, 2011, subject to shareholder approval.

The objectives of the 2012 Plan are to provide long-term incentives to those persons with significant responsibility for the success and growth of the Company, to align the interests of such persons with those of the Company’s shareholders, to assist the Company in recruiting, retaining and motivating employees, directors and consultants on a competitive basis and to link compensation to performance.  Under the 2012 Plan, all employees of the Company and its subsidiaries will be eligible to receive awards. The 2012 Plan is an “omnibus” stock plan that provides for a variety of equity award vehicles to maintain flexibility. The 2012 Plan will permit the grant of stock options, stock appreciation rights, restricted share awards, restricted share units and unrestricted share awards.

A maximum of 3,000,000 shares will be available for grants of all equity awards under the 2012 Plan, with a maximum of 1,000,000 shares being available for grant with respect to full-value awards and a maximum of 3,000,000 shares being available for grant with respect to options. The 2012 Plan does not permit the repricing of options or stock appreciation rights without the approval of shareholders and does not contain an “evergreen” provision to automatically increase the number of shares issuable under the 2012 Plan, except for certain adjustments resulting from stock splits and other specified events.

The foregoing summary of the 2012 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2012 Plan attached as Annex B to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on December 14, 2011.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The following matters were submitted to a vote of shareholders at the Annual Meeting:

(a)           Votes regarding the election of five directors:

Name	For	Withheld	Broker Non-Votes
James M. Anderson	27,648,125	6,063,501	5,000,981
John A. Kraeutler	33,034,026	677,600	5,000,981
William J. Motto	28,263,319	5,448,307	5,000,981
David C. Phillips	31,911,750	1,799,876	5,000,981
Robert J. Ready	31,909,586	1,802,040	5,000,981

(b)           Advisory Votes regarding named executive officer compensation:

For	Against	Abstain	Broker Non-Votes
32,900,137	737,253	74,236	5,000,981

(c)           Advisory Votes regarding the frequency of future advisory votes on named executive officer compensation:

3 years	2 years	1 year	Abstain	Broker Non-Votes
3,029,565	58,552	30,582,585	40,924	5,000,981

In light of the voting results with respect to the frequency of future advisory shareholder votes on named executive officer compensation, the Company’s Board of Directors has determined that the Company will hold an annual advisory vote on the compensation of named executive officers. The Company is required to hold an advisory vote on frequency at minimum every six years.

(d)           Votes regarding the ratification of the Audit Committee’s appointment of Grant Thornton LLP as Meridian’s Independent Registered Public Accounting Firm for fiscal 2012:

For	Against	Abstain
36,655,261	2,007,820	49,526

(e)           Votes regarding the reapproval of the Meridian 2004 Equity Compensation Plan and its performance measurements:

For	Against	Abstain	Broker Non-Votes
32,802,472	606,115	303,039	5,000,981

(f)            Votes regarding the approval of the Meridian 2012 Stock Incentive Plan:

For	Against	Abstain	Broker Non-Votes
31,287,219	2,208,300	216,107	5,000,981

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

99.1	Press Release dated January 25, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIDIAN BIOSCIENCE, INC.

Date: January 27, 2012	By:	/s/ Melissa A. Lueke
Melissa A. Lueke
Executive Vice President and Chief Financial Officer
(Principal Accounting Officer)